Exhibit 99.1

McKESSON CORPORATION REPORTS FISCAL 2026 SECOND QUARTER RESULTS
AND RAISES FULL YEAR ADJUSTED EPS GUIDANCE

IRVING, Texas, November 5, 2025 - McKesson Corporation (NYSE:MCK) today announced results for the second quarter ended September 30, 2025.

Second Quarter Highlights:
•Quarterly consolidated revenues increased to a record high of $103.2 billion, an increase of 10% compared to the prior year.
•Earnings per diluted share of $8.92 increased $7.05.
•Adjusted Earnings per Diluted Share of $9.86 increased 39%.
•Generated $2.4 billion of cash flow from operations and $2.2 billion of Free Cash Flow.

Fiscal 2026 Full Year Outlook:
•Raised Adjusted Earnings per Diluted Share guidance range to $38.35 to $38.85, from the previous range of $38.05 to $38.55.
•Fiscal 2026 Adjusted Earnings per Diluted Share guidance range indicates 16% to 18% growth compared to the prior year.
•The Company does not forecast GAAP earnings per diluted share1.

"McKesson's second quarter results underscore the strength of our differentiated assets, capabilities, and continued momentum as a diversified healthcare services leader. We delivered record revenue in the quarter of $103 billion, increasing 10% and Adjusted Earnings per Diluted Share accelerating 39% compared to the prior year. These results reflect disciplined execution of our enterprise strategy - advancing growth in oncology and multispecialty and biopharma services. We remain confident in our ability to create value for our customers, partners, employees, and shareholders," said Brian Tyler, chief executive officer.

"These achievements reflect the dedication of McKesson employees and their unwavering commitment to delivering measurable value to all stakeholders. Our strategic focus in our growth pillars of oncology and multispecialty and biopharma services, combined with disciplined execution, continues to drive sustainable long-term growth. Following our strong first half performance, sustained momentum across our portfolio, and confidence in the outlook for the remainder of the year, we are raising our fiscal 2026 Adjusted Earnings per Diluted Share guidance by $0.30 to a range of $38.35 to $38.85. This builds on the $0.80 increase announced at Investor Day in September 2025."

Fiscal 2026 Second Quarter Result Summary

	Second Quarter			Year-to-Date
($ in millions, except per share amounts)	FY26	FY25	Change	FY26	FY25	Change
Revenues	$103,150	$93,651	10%	$200,977	$172,934	16%
Net income attributable to McKesson Corporation	1,110	241	361	1,894	1,156	64
Adjusted Earnings[2]	1,227	915	34	2,264	1,944	16
Earnings per diluted common share attributable to McKesson Corporation	8.92	1.87	377	15.16	8.89	71
Adjusted Earnings per Diluted Share[2]	9.86	7.07	39	18.12	14.95	21
[1] See below under "Fiscal 2026 Outlook" for full explanation
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

Second quarter revenues were $103.2 billion, an increase of 10% from a year ago, driven by growth in the North American Pharmaceutical segment, due to increased prescription volumes from retail national account customers, and growth in the distribution of oncology and multispecialty products including contributions from acquisitions in the Oncology & Multispecialty segment.

Second quarter earnings per diluted share was $8.92 compared to $1.87 a year ago, an increase of $7.05, primarily due to a prior year charge of $643 million for the fair value remeasurement of assets and liabilities related to McKesson's agreement to sell its Canadian retail businesses and a prior year charge of $227 million related to business rationalization initiatives.

Second quarter Adjusted Earnings per Diluted Share was $9.86 compared to $7.07 a year ago, an increase of 39%, driven by strong operational growth across the business, including contributions from acquisitions, net gains in the Oncology & Multispecialty segment from the sale of an investment and market decisions within The US Oncology Network, and a lower tax rate.

During the three months ended September 30, 2025, McKesson generated cash flow from operations of $2.4 billion, and invested $196 million in capital expenditures, resulting in Free Cash Flow of $2.2 billion. During the first six months of the fiscal year, McKesson generated cash from operations of $1.5 billion, and invested $385 million in capital expenditures, resulting in Free Cash Flow of $1.1 billion.

For the first six months of the fiscal year, McKesson returned $1.6 billion of cash to shareholders, which included $1.4 billion of common stock repurchases and $179 million of dividend payments.

Business Highlights
•On August 4, 2025, McKesson entered into a definitive agreement to sell its retail and distribution businesses in Norway. The transaction is subject to customary closing conditions, including receipt of required approvals.
•On September 18, 2025, McKesson announced changes to its reportable segments and organizational structure, effective in the second quarter of fiscal 2026. The new reporting structure enhances strategic alignment and transparency and optimizes portfolio management.
•On September 23, 2025, McKesson hosted an Investor Day where management highlighted progress against the company's growth strategies, including updated and increased long-term financial targets.
•McKesson continued to advance and expand its oncology and multispecialty platform. On October 31, 2025, PRISM Vision Group expanded its footprint beyond the mid-Atlantic region with the addition of Spokane Eye Clinic, located in Spokane, Washington.

North American Pharmaceutical Segment
•Revenues were $86.5 billion, an increase of 8%, driven by increased prescription transaction volumes, including higher volumes from retail national account customers and specialty products.
•Segment Operating Profit was $852 million. Adjusted Segment Operating Profit was $851 million, an increase of 13%, driven by growth in the distribution of specialty products to health systems and the impact of new product launches.

Oncology & Multispecialty Segment
•Revenues were $12.0 billion, an increase of 32%, driven by increased provider and specialty distribution growth and contributions from acquisitions.
•Segment Operating Profit was $332 million. Adjusted Segment Operating Profit was $397 million, an increase of 71%, driven by increased provider and specialty distribution growth, contributions from acquisitions, and net gains from the sale of an investment and market decisions within The US Oncology Network.

Prescription Technology Solutions Segment
•Revenues were $1.4 billion, an increase of 9%, driven by increased prescription volumes in the third-party logistics and technology services businesses.
•Segment Operating Profit was $244 million. Adjusted Segment Operating Profit was $261 million, an increase of 20%, driven by higher demand for access solutions.

Medical-Surgical Solutions Segment
•Revenues were $2.9 billion, flat to the prior year, driven by higher volumes of specialty pharmaceuticals, offset by lower contributions from illness season products and testing.
•Segment Operating Profit was $220 million. Adjusted Segment Operating Profit was $249 million, an increase of 2%, driven by operational efficiencies from cost optimization initiatives, partially offset by lower contributions from illness season products and testing.

Fiscal 2026 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising its fiscal 2026 Adjusted Earnings per Diluted Share guidance by $0.30 to a range of $38.35 to $38.85 from $38.05 to $38.55. This builds on the $0.80 increase announced at Investor Day in September 2025.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, November 5, 2025, at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor events:
•UBS Global Healthcare Conference, November 10, 2025
•Evercore HealthCONx Conference, December 4, 2025
•J.P. Morgan Healthcare Conference, January 12-15, 2026

The audio webcasts, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Any discussion of our intent to separate our Medical-Surgical Solutions segment into an independent company and to sell our business in Norway, other anticipated or completed transactions, including the anticipated closings thereof, or synergies expected therefrom, litigation outcomes, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws and policies; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we experience significant problems with information systems or networks; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we might be unable to successfully complete or integrate acquisitions or other strategic transactions, especially in the timeframes noted; we may not receive anticipated benefits from acquisitions or other strategic transactions; we might be adversely impacted by delays or other difficulties with divestitures; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve funding, payment and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to risks and limitations that could impede the growth of our data services business; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we are adversely impacted as a result of our distribution of generic pharmaceuticals; we are adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by conditions and events outside of our control, such as widespread public health issues, natural disasters, and geopolitical factors; we may be adversely affected by global climate change or by regulatory or market responses to such change; and evolving expectations and regulatory requirements related to governance and sustainability matters, including those concerning human capital management, climate change, environmental responsibility, and social impact may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Stories & Insights.

We routinely use our website, investors.mckesson.com, to post information that may be material to investors, such as business developments, earnings, and financial performance, as well as presentation materials and details for upcoming and past events.

Contacts:
Investors
Investors@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Revenues	$103,150	$93,651	10%	$200,977	$172,934	16%
Cost of sales	(99,608)	(90,403)	10	(194,156)	(166,534)	17
Gross profit	3,542	3,248	9	6,821	6,400	7
Selling, distribution, general, and administrative expenses	(2,074)	(2,503)	(17)	(4,270)	(4,504)	(5)
Claims and litigation charges, net	2	4	(50)	2	(108)	(102)
Restructuring, impairment, and related charges, net	(63)	(171)	(63)	(110)	(181)	(39)
Total operating expenses	(2,135)	(2,670)	(20)	(4,378)	(4,793)	(9)
Operating income	1,407	578	143	2,443	1,607	52
Other income, net	62	34	82	126	164	(23)
Interest expense	(74)	(78)	(5)	(123)	(153)	(20)
Income before income taxes	1,395	534	161	2,446	1,618	51
Income tax expense	(232)	(247)	(6)	(452)	(371)	22
Net income	1,163	287	305	1,994	1,247	60
Net income attributable to noncontrolling interests	(53)	(46)	15	(100)	(91)	10
Net income attributable to McKesson Corporation	$1,110	$241	361%	$1,894	$1,156	64%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$8.92	$1.87	377%	$15.16	$8.89	71%
Basic	$8.95	$1.88	376%	$15.22	$8.94	70%

Dividends declared per common share	$0.82	$0.71	15%	$1.53	$1.33	15%

Weighted-average common shares outstanding
Diluted	124.4	129.3	(4)%	124.9	130.0	(4)%
Basic	124.0	128.7	(4)	124.5	129.3	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2026 and 2025 as well as our
Annual Report on Form 10-K for fiscal 2025.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net income (GAAP)	$1,163	$287	305%	$1,994	$1,247	60%
Net income attributable to noncontrolling interests (GAAP)	(53)	(46)	15	(100)	(91)	10
Net income attributable to McKesson Corporation (GAAP)	1,110	241	361	1,894	1,156	64
Pre-tax adjustments:
Amortization of acquisition-related intangibles	80	60	33	130	123	6
Transaction-related expenses and adjustments (1)	34	665	(95)	120	680	(82)
LIFO inventory-related adjustments	(11)	(2)	450	(18)	(4)	350
Gains from antitrust legal settlements	—	(63)	(100)	(8)	(153)	(95)
Restructuring, impairment, and related charges, net (2)	63	234	(73)	110	244	(55)
Claims and litigation charges, net (3)	(2)	(4)	(50)	(2)	108	(102)
Other adjustments, net (4) (5)	5	(205)	102	166	(162)	202
Income tax effect on pre-tax adjustments	(41)	(9)	356	(116)	(45)	158
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(11)	(2)	450	(12)	(3)	300
Adjusted Earnings (Non-GAAP)	$1,227	$915	34%	$2,264	$1,944	16%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$8.92	$1.87	377%	$15.16	$8.89	71%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.41	0.33	24	0.70	0.69	1
Transaction-related expenses and adjustments	0.21	5.11	(96)	0.80	5.18	(85)
LIFO inventory-related adjustments	(0.07)	(0.01)	600	(0.11)	(0.02)	450
Gains from antitrust legal settlements	—	(0.36)	(100)	(0.05)	(0.87)	(94)
Restructuring, impairment, and related charges, net	0.37	1.33	(72)	0.65	1.39	(53)
Claims and litigation charges, net	(0.02)	(0.03)	(33)	(0.02)	0.61	(103)
Other adjustments, net	0.04	(1.17)	103	0.99	(0.92)	208
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$9.86	$7.07	39%	$18.12	$14.95	21%

Diluted weighted-average common shares outstanding	124.4	129.3	(4)%	124.9	130.0	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Gross profit (GAAP)	$3,542	$3,248	9%	$6,821	$6,400	7%
Pre-tax adjustments:
LIFO inventory-related adjustments	(11)	(2)	450	(18)	(4)	350
Gains from antitrust legal settlements	—	(63)	(100)	(8)	(153)	(95)
Restructuring, impairment, and related charges, net	—	63	(100)	—	63	(100)
Other adjustments, net	3	—	—	3	—	—
Adjusted Gross Profit (Non-GAAP)	$3,534	$3,246	9%	$6,798	$6,306	8%

Total operating expenses (GAAP)	$(2,135)	$(2,670)	(20)%	$(4,378)	$(4,793)	(9)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	80	60	33	130	123	6
Transaction-related expenses and adjustments (1)	28	659	(96)	109	670	(84)
Restructuring, impairment, and related charges, net (2)	63	171	(63)	110	181	(39)
Claims and litigation charges, net (3)	(2)	(4)	(50)	(2)	108	(102)
Other adjustments, net (4)	2	(205)	101	163	(205)	180
Adjusted Operating Expenses (Non-GAAP)	$(1,964)	$(1,989)	(1)%	$(3,868)	$(3,916)	(1)%

Other income, net (GAAP)	$62	$34	82%	$126	$164	(23)%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	—	—	—	(1)	(100)
Other adjustments, net (5)	—	—	—	—	43	(100)
Adjusted Other Income (Non-GAAP)	$62	$34	82%	$126	$206	(39)%

Interest expense (GAAP)	$(74)	$(78)	(5)%	$(123)	$(153)	(20)%
Pre-tax adjustments:
Transaction-related expenses and adjustments	6	6	—	11	11	—
Adjusted Interest Expense (Non-GAAP)	$(68)	$(72)	(6)%	$(112)	$(142)	(21)%

Income tax expense (GAAP)	$(232)	$(247)	(6)%	$(452)	$(371)	22%
Tax adjustments:
Amortization of acquisition-related intangibles	(17)	(15)	13	(30)	(30)	—
Transaction-related expenses and adjustments (1)	(8)	(4)	100	(21)	(7)	200
LIFO inventory-related adjustments	3	—	—	5	1	400
Gains from antitrust legal settlements	—	17	(100)	2	40	(95)
Restructuring, impairment, and related charges, net (2)	(17)	(62)	(73)	(29)	(64)	(55)
Claims and litigation charges, net (3)	—	—	—	—	(28)	(100)
Other adjustments, net (4) (5)	(2)	55	(104)	(43)	43	(200)
Adjusted Income Tax Expense (Non-GAAP)	$(273)	$(256)	7%	$(568)	$(416)	37%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2025			2024			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$86,481	$—	$86,481	$80,018	$—	$80,018	8%		8%
Oncology & Multispecialty	12,044	—	12,044	9,157	—	9,157	32		32
Prescription Technology Solutions	1,376	—	1,376	1,265	—	1,265	9		9
Medical-Surgical Solutions	2,947	—	2,947	2,946	—	2,946	—		—
Other	302	—	302	265	—	265	14		14
Revenues	$103,150	$—	$103,150	$93,651	$—	$93,651	10%		10%

OPERATING PROFIT
North American Pharmaceutical (1) (2)	$852	$(1)	$851	$347	$407	$754	146%		13%
Oncology & Multispecialty	332	65	397	200	32	232	66		71
Prescription Technology Solutions	244	17	261	205	13	218	19		20
Medical-Surgical Solutions (2)	220	29	249	91	152	243	142		2
Other	28	(3)	25	13	1	14	115		79
Subtotal	1,676	107	1,783	856	605	1,461	96		22
Corporate expenses, net (1) (2)	(207)	56	(151)	(244)	74	(170)	(15)		(11)
Income before interest expense and income taxes	$1,469	$163	$1,632	$612	$679	$1,291	140%		26%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	0.99%		0.98%	0.43%		0.94%	56	bp	4	bp
Oncology & Multispecialty	2.76		3.30	2.18		2.53	58		77
Prescription Technology Solutions	17.73		18.97	16.21		17.23	152		174
Medical-Surgical Solutions	7.47		8.45	3.09		8.25	438		20
Other	9.27		8.28	4.91		5.28	436		300
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2025			2024			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$169,210	$—	$169,210	$146,366	$—	$146,366	16%		16%
Oncology & Multispecialty	22,702	—	22,702	17,938	—	17,938	27		27
Prescription Technology Solutions	2,810	—	2,810	2,506	—	2,506	12		12
Medical-Surgical Solutions	5,648	—	5,648	5,578	—	5,578	1		1
Other	607	—	607	546	—	546	11		11
Revenues	$200,977	$—	$200,977	$172,934	$—	$172,934	16%		16%

OPERATING PROFIT
North American Pharmaceutical (1) (2) (3) (4)	$1,446	$154	$1,600	$1,049	$389	$1,438	38%		11%
Oncology & Multispecialty (5)	544	140	684	348	103	451	56		52
Prescription Technology Solutions	497	33	530	408	33	441	22		20
Medical-Surgical Solutions (2)	441	52	493	283	160	443	56		11
Other	41	(3)	38	30	(2)	28	37		36
Subtotal	2,969	376	3,345	2,118	683	2,801	40		19
Corporate expenses, net (1) (2) (3) (6)	(400)	111	(289)	(347)	142	(205)	15		41
Income before interest expense and income taxes	$2,569	$487	$3,056	$1,771	$825	$2,596	45%		18%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	0.85%		0.95%	0.72%		0.98%	13	bp	(3) bp
Oncology & Multispecialty	2.40		3.01	1.94		2.51	46		50
Prescription Technology Solutions	17.69		18.86	16.28		17.60	141		126
Medical-Surgical Solutions	7.81		8.73	5.07		7.94	274		79
Other	6.75		6.26	5.49		5.13	126		113
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$4,004	$5,691
Receivables, net	28,286	25,643
Inventories, net	26,134	23,001
Prepaid expenses and other	1,463	1,063
Total current assets	59,887	55,398
Property, plant, and equipment, net	2,627	2,502
Operating lease right-of-use assets	1,991	1,782
Goodwill	11,283	10,022
Intangible assets, net	4,220	1,464
Other non-current assets	4,152	3,972
Total assets	$84,160	$75,140

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND DEFICIT
Current liabilities
Drafts and accounts payable	$60,938	$55,330
Current portion of long-term debt	1,747	1,191
Current portion of operating lease liabilities	278	258
Other accrued liabilities	5,068	4,825
Total current liabilities	68,031	61,604
Long-term debt	6,011	4,463
Long-term deferred tax liabilities	1,086	1,029
Long-term operating lease liabilities	1,756	1,478
Long-term litigation liabilities	5,103	5,601
Other non-current liabilities	2,751	2,659
Redeemable noncontrolling interests	777	—
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 280 and 279 shares issued at September 30, 2025 and March 31, 2025, respectively	3	3
Additional paid-in capital	8,499	8,373
Retained earnings	19,622	17,921
Accumulated other comprehensive loss	(908)	(932)
Treasury shares, at cost, 156 and 154 shares at September 30, 2025 and March 31, 2025, respectively	(28,955)	(27,439)
Total McKesson Corporation stockholders’ deficit	(1,739)	(2,074)
Noncontrolling interests	384	380
Total deficit	(1,355)	(1,694)
Total liabilities, redeemable noncontrolling interests, and deficit	$84,160	$75,140

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$1,994	$1,247
Adjustments to reconcile to net cash used in operating activities:
Depreciation	124	124
Amortization	221	208
Asset impairment charges	4	76
Deferred taxes	(41)	125
Credits associated with last-in, first-out inventory method	(18)	(4)
Non-cash operating lease expense	140	113
Gain from sales of businesses and investments	(85)	(89)
Canadian businesses held for sale	—	638
Provision for bad debts	232	(169)
Other non-cash items	169	174
Changes in assets and liabilities:
Receivables	(2,296)	(3,499)
Inventories	(3,199)	(3,310)
Drafts and accounts payable	5,170	6,221
Operating lease liabilities	(152)	(196)
Taxes	121	(145)
Litigation liabilities	(657)	(386)
Other	(225)	(408)
Net cash provided by operating activities	1,502	720

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(217)	(242)
Capitalized software expenditures	(168)	(143)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(3,389)	(1)
Proceeds from sales of businesses and investments, net	133	93
Other	53	(80)
Net cash used in investing activities	(3,588)	(373)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,275	6,876
Repayments of short-term borrowings	(2,275)	(6,876)
Proceeds from issuances of long-term debt	1,990	498
Repayments of long-term debt	(2)	(501)
Common stock transactions:
Issuances	50	54
Share repurchases	(1,399)	(2,019)
Dividends paid	(179)	(162)
Other	(245)	(278)
Net cash provided by (used in) financing activities	215	(2,408)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	24	1
Change in cash, cash equivalents, and restricted cash classified as Assets held for sale	—	(14)
Net decrease in cash, cash equivalents, and restricted cash	(1,847)	(2,074)
Cash, cash equivalents, and restricted cash at beginning of period	5,956	4,585
Cash, cash equivalents, and restricted cash at end of period	4,109	2,511
Less: Restricted cash at end of period included in Prepaid expenses and other	(105)	(2)
Cash and cash equivalents at end of period	$4,004	$2,509

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30, (1)	Six Months Ended September 30,
	2025	2025	2024	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$2,420	$1,502	$720	109%
Net cash used in investing activities	(24)	(3,588)	(373)	862
Net cash provided by (used in) financing activities	(961)	215	(2,408)	109
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9)	24	1	—
Change in cash, cash equivalents, and restricted cash classified as Assets held for sale	—	—	(14)	(100)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1,426	$(1,847)	$(2,074)	(11)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$2,420	$1,502	$720	109%
Payments for property, plant, and equipment	(106)	(217)	(242)	(10)
Capitalized software expenditures	(90)	(168)	(143)	17
Free Cash Flow (Non-GAAP)	$2,224	$1,117	$335	233%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.
1) Amounts for the three months ended September 30, 2025 were derived using fiscal 2026 year-to-date Net cash provided by operating activities, Net cash used in investing activities, Net cash provided by (used in) financing activities, Effect of exchange rate changes on cash and cash equivalents, and restricted cash, Payments for property, plant and equipment, and Capitalized software expenditures, less the comparative amounts for the three months ended June 30, 2025 of fiscal 2026.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

1.Transaction-related expenses and adjustments for the three and six months ended September 30, 2024 includes a net loss of $643 million (pre-tax and after-tax), to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our Canadian businesses. Net charges (pre-tax and after-tax) of $593 million included within North American Pharmaceutical, and $50 million included within Corporate expenses, net, for the three and six months ended September 30, 2024. These net charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2.Restructuring, impairment, and related charges, net for the three and six months ended September 30, 2025 includes pre-tax charges of $63 million ($46 million after-tax) and $110 million ($81 million after tax), respectively, primarily within Medical-Surgical Solutions and Corporate Expenses, net. The three and six months ended September 30, 2024 includes pre-tax charges of $234 million ($172 million after-tax) and $244 million ($180 million after-tax), respectively, primarily within Medical-Surgical Solutions, North American Pharmaceutical, and Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

3.Claims and litigation charges, net for the six months ended September 30, 2024 includes pre-tax charges of $114 million ($86 million after-tax) related to our estimated liability for opioid-related claims of a nationwide group of certain third-party payors. We recorded charges of $57 million ($43 million after-tax) within Corporate expenses, net and $57 million ($43 million after-tax) within North American Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

4.Other adjustments, net for the six months ended September 30, 2025 includes a pre-tax provision for bad debts of $189 million ($140 million after-tax) and for the three and six months ended September 30, 2024 includes a pre-tax credit of $203 million ($150 million after-tax), within North American Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, "Rite Aid"). Management believes this charge/credit is not reflective of allowances recorded in the normal course of business operations and is related to Rite Aid's continued bankruptcy proceedings, and is therefore excluded from the determination of our adjusted results (Non-GAAP). This charge represents the remaining trade accounts receivable balances due from Rite Aid prior to its bankruptcy petition filing and is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

5.Other adjustments, net for the six months ended September 30, 2024 includes a pre-tax charge of $43 million ($31 million after-tax) within Oncology & Multispecialty related to a loss from one of the Company's investments in equity securities. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

6.During the six months ended September 30, 2024, the Company recognized a pre-tax net gain of $100 million ($74 million after-tax) within Corporate expenses, net related to a recapitalization event of one of our investments in equity securities, which resulted in an increase to the carrying value of this investment. This gain was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.